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                                                                        EX.23.01

                         MICHAEL, ADEST & BLUMENKRANTZ
                       CERTIFIED PUBLIC ACCOUNTANTS, P.C.

                                SEVEN PENN PLAZA
                            NEW YORK, NEW YORK 10001
                          212-563-2525 FAX 212-563-3549

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference on Form 10K (File No. 0-29346) of FRM Nexus, Inc. and Subsidiaries of our report dated May 9, 1997, on our audits of the financial statements and schedules of FRM Nexus, Inc. and Subsidiaries as of February 28, 1997, and for the fiscal year then ended, which report is included, on Form 10K.

                                              /s/ Michael, Adest & Blumenkrantz
                                              ----------------------------------
                                              Michael, Adest & Blumenkrantz
                                              Certified Public Accountants, P.C.


New York, New York
May 21, 1999